Exhibit 10.19
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (“First Amendment”) is made as of November 15, 2006, by and between MCC3 LLC, a Delaware limited liability company, (“Landlord”) and Vanda Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).
WITNESSETH:
          WHEREAS, the Landlord and Tenant entered into that certain Lease Agreement dated August 4, 2005 (the “Lease”) whereby the Landlord leased to Tenant space in that Building located at 9605 Medical Center Drive, Rockville, Maryland (the “Premises”); and
          WHEREAS, the original Lease was based upon an approximate rentable floor area of the Premises and included a Additional Allowance Charge in the calculation of Annual Rent;
          WHEREAS, Tenant did not use any portion of the Additional Allowance and the Premises size has been recalculated; and
          WHEREAS, it is the desire of the parties now to amend the Lease to reflect (i) the elimination of the Additional Allowance, (ii) the revised rentable floor area, (iii) the revision of Annual Rent, and (iv) other revisions as set forth below.
          NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:
     1. Rentable Floor Area of Tenant’s Space. The “Rentable Floor Area of Tenant’s Space” as defined in Article I of the Lease shall be 17,044 square feet. The “Total Rentable Floor Area of the Building” shall be 115,691 square feet. The measurement of the Premises and the Building herein set forth shall be binding upon Landlord and Tenant for all purposes under this Lease. In no case shall (i) the Premises or the Building be subject to remeasurement, or (ii) the Annual Rent, Tenant Allowance and Additional Rent or other charges under the Lease be recalculated based upon any actual or asserted correction of the measurement of either or both the Building or Premises.
     2. Section 10.24 of the Lease is hereby deleted.
     3. All references in the Lease to the Additional Allowance (including without limitation all such references in Sections 1.1 and 3.6) are hereby deleted.
     4. Annual Rent. The “Annual Rent” as defined in Article I of the Lease shall be $392,012.00 (triple net) (subject to an annual adjustment as provided in Section 4.1), computed as follows:
     Annual Rent: ($23.00 (p.r.s.f.) x 17,044 rentable square feet) = $392,012.00

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     5. Rent. The Rent schedule as set out in the second paragraph of Section 4.1 of the Lease is hereby deleted and the following inserted in lieu thereof:

	Base		Rentable
Lease	Annual		Square		Annual
Year	Rent p.r.s.f.	X	Feet	=	Rent
Second	$23.69	X	17,044	=	$403,772.36
Third	$24.40	X	17,044	=	$415,873.60
Fourth	$25.13	X	17,044	=	$428,315.72
Fifth	$25.89	X	17,044	=	$441,269.16
Sixth	$26.66	X	17,044	=	$454,393.04
Seventh	$27.46	X	17,044	=	$468,028.24
Eighth	$28.29	X	17,044	=	$482,174.76
Ninth	$29.14	X	17,044	=	$496,662.16
Tenth	$30.01	X	17,044	=	$511,490.44
Eleventh	$30.91	X	17,044	=	$526,830.04
     6. Exhibit(s). Exhibits J and K to the Lease were inadvertently omitted from the Lease. All references to Exhibits J and K to the Lease shall mean and refer to the Exhibits J and K attached hereto and made a part hereof.
     7. Generator. For and in consideration of $10,000 to be paid by Tenant to Landlord upon execution of tins First Amendment, Tenant shall have the right during the term of this Lease, to connect the equipment in the Premises identified on Schedule A hereto (the “Equipment”) to the Building electrical panel number 3A which is connected to Building’s emergency generator located adjacent to the loading dock, subject however to the terms of the Lease, including without limitation Part VII of Exhibit D to the Lease. Without limiting the provisions of the Lease, including without limitation Section 5.2, Landlord shall have no liability or obligation to Tenant if for any reason whatsoever said generator fails or ceases to function. In such event, Landlord shall permit Tenant to install a replacement generator at Tenant’s sole expense and subject to Landlord’s reasonable requirements and the requirements of any and all applicable laws. Section 6.1.7 of the Lease is hereby amended by inserting the following new clause (iv) at the end thereof: “or (iv) Tenant’s connection to, use or replacement of the Building generator.”
     8. Brokers. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent or finder other than Spalding and Slye LLC in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless, from and against any claim or brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.
     9. Definitions. Any terms not defined herein shall have the meanings, if any, ascribed to such terms in the Lease.

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     10. Ratification of Lease. Except as specifically herein modified, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified by both Landlord and Tenant as if fully set forth in this Amendment.
     IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Lease, under seal, effective as of the date first written above.

LANDLORD:

By:	Spaulding and Slye MCC3 LLC, Manager

	By:	Spaulding and Slye Holdings LLC, Manager

	By:	/s/ MARSHALL H. DURSTON
	Name:	Marshall H. Durston
	Its:	Authorized Manager

TENANT:

VANDA PHARMACEUTICALS, INC.

By:	/s/ STEVEN A. SHALLCROSS
	Name:	Steven A. Shallcross
	Its:	Sr. VP and CFO

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Schedule A
LIST OF EQUIPMENT BACKED BY EMERGENCY GENERATOR
     1. The supplemental air conditioning unit, condenser fan and exhaust fan located on the Building roof and serving Tenant’s laboratory in Room 327 in the Premises; and
     2. Such other equipment including refrigerators and supplemental air conditioning units which in accordance with Tenant’s Complete Plans (as defined in Article III of the Lease) are or will be located in Rooms 326, 327 and 329 within the Premises or which in accordance with the Complete Plans will serve Tenant’s equipment located in Rooms 326 and 327 within the Premises.

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EXHIBIT J
FORM OF MORTGAGE SUBORDINATION AND NONDISTURBANCE AGREEMENT
     THIS SUBORDINATION AND NONDISTURBANCE AGREEMENT (the “Agreement”) is made and entered into as of this                      day of                     , 200   , by and among MCC3, LLC (“Landlord”), a Delaware limited liability company, VANDA PHARMACEUTICALS, INC. (“Tenant”), a Delaware corporation, and                                                             (“Lender”), a                                                             .
RECITALS
     A. Landlord and Tenant have entered into the Lease dated                     , 200    (the “Lease”) whereby Tenant has leased from Landlord those certain premises (the “Premises”) in an office building located in Montgomery County, Maryland, as more particularly described in the Lease.
     B. Lender has made a loan (the “Loan”) to Landlord in the amount of $                    . The Loan is evidenced by the Promissory Note (the “Note”) dated                                         , 200   , from Landlord to the order of Lender and is secured by, among other things, the Deed of Trust and Security Agreement (the “Deed of Trust”) dated as of even date with the Note, from Landlord to certain trustees named therein for the benefit of Landlord, creating a first lien upon the Landlord’s leasehold interest in the land described in Exhibit A and fee interest in the improvements thereon (collectively, the “Property”).
     C. Landlord, Tenant, and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust and to subordinate the Lease to the lien of the Deed of Trust.
     NOW, THEREFORE, in consideration of the mutual promises herein contained and to induce Lender to make the Loan, Landlord, Tenant and Lender hereby agree as follows:
     1. The Lease and the leasehold estate created thereunder as well as all of the rights and options thereunder shall be subject and subordinate to the lien of the Deed of Trust.
     2. During the term of the Lease or any extensions or renewals thereof, so long as no Event of Default (as defined in the Lease) by Tenant shall have occurred, Lender shall not (i) disturb Tenant’s possession and occupancy of the Premises; or (ii) join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Loan.
     3. In the event of any foreclosure of the Deed of Trust or if the Property is conveyed to Lender or a third-party purchaser by deed in lieu of foreclosure, Tenant shall attorn to and recognize Lender or such purchaser as landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver upon the request of Lender or any such purchaser a certificate to confirm (i) Tenant’s attornment hereunder; (ii) that the Lease is in full force and effect; (iii) the date through which rentals have been paid; (iv) any amendments or modifications to the Lease; (v) that, to the best knowledge of Tenant, no default, or state of facts, which with the passage of time or notice would constitute a default, exists on the part of either party to the Lease, or if such default or state of facts exists, the nature thereof.
     4. If Lender or a third-party purchaser shall succeed to the interest of Landlord by foreclosure or deed in lieu of foreclosure, Lender or such purchaser shall have the same remedies under the Lease upon the occurrence of an Event of Default that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. From and after any such acquisition of title to the Property, Lender or such purchaser shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall have the same remedies against Lender or such purchaser for the breach of any agreement in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord. However, Lender or such purchaser shall not be subject to any liability or obligation under the Lease until Lender or such purchaser shall have acquired the interest of Landlord in the Property by a foreclosure deed or deed in lieu thereof, and then only to the extent of liabilities or obligations accruing subsequent to the date that Lender or such purchaser acquired the interest of Landlord. In furtherance of the foregoing, neither Lender nor such purchaser shall be
          (a) liable for any action or omission of any prior landlord (including Landlord); or
          (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except for offsets and defenses which arise subsequent to the date that Lender or such purchaser acquires the interest of Landlord; or
          (c) bound by any rent or additional rent which Tenant might have paid for more than one month in advance of the date such payment was due to Landlord;
          (d) bound by any amendment or modification of the Lease made without Lender’s written consent (excepting only an amendment giving effect to an option exercised by Tenant in accordance with the terms of the Lease); or
          (e) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to Lender or such purchaser.
     5. Tenant shall give Lender notice of any default by Landlord under the Lease at the same time as Tenant gives notice to Landlord. Lender shall be entitled, but shall not be obligated, upon notice of a default by Landlord under the Lease to remedy the default of Landlord provided that Lender promptly commences action to obtain possession of the Property and correct the default within thirty (30) days of receipt of Tenant’s notice, and Lender proceeds with due diligence and without interruption to complete the actions necessary to obtain such possession and cure the default. Lender shall in no event be obliged to cure a default which is personal to Landlord and, therefore, not reasonably susceptible of cure by Lender.
     6. In the event Tenant receives written notice from Lender that there has been a default under the Loan and that rents due under the Lease are to be paid to Lender pursuant to the terms of the Deed of Trust or other documents securing the Loan, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rents due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender, or as otherwise directed by Lender, and hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments.
     7. Unless otherwise expressly permitted by the terms of this Agreement, all notices, consents, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand personally to the addressee or sent overnight by a nationally recognized air carrier, and if directed to Tenant, addressed to:

with a copy to:

     and
     if directed to Landlord, addressed to:
MCC3, LLC
c/o Jones Lang LaSalle Americas, Inc.
1717 Pennsylvania Avenue, NW, Suite 1000
Washington, DC 20006
Attention: Chief Investment Officer
with copies to:
Jones Lang LaSalle Americas, Inc.
One Post Office Square
Boston, MA 02109
Attention: Chief Financial Officer
and
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, DC 20006
Attention: Allen H. Fox, Esq.
and
New Boston Fund, Inc.
60 State Street, Suite 1500
Boston, MA 02109
Attention: Jerome L. Rappaport, Jr.
     if directed to Lender, addressed to:
Bank of America, N.A.
One Federal Street, 4th Floor
MA5-503-04-16
Boston, MA 02110
Attention: Jonathan Schneider
with a copy to:
Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199
Attention: Francesco A. DeVito, Esq.
or to such other address as last designated by a party by notice in writing to the other parties hereto.

     8. This Agreement shall not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed and delivered as of the date first above written.

LANDLORD: MCC3, LLC, a Delaware limited liability company
By:	Spaulding and Slye MCC3 LLC, Manager By: Spaulding and Slye Holdings LLC, Manager

By:
Name:
Title:

TENANT: VANDA PHARMACEUTICALS, INC., a Delaware corporation
By:
Name:
Title:

LENDER:
By:
Name:
Title:

EXHIBIT K
FORM OF GROUND LESSOR NONDISTURBANCE AND ATTORNMENT AGREEMENT
      THIS NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the                      day of                                         , 20           , by and among JOHNS HOPKINS UNIVERSITY (“Ground Lessor”), a Maryland nonprofit corporation, MCC3, LLC (“Landlord”), a Delaware limited liability company, and VANDA PHARMACEUTICALS, INC. (“Subtenant”), a Delaware corporation.
RECITALS
A.	Subtenant has entered into an occupancy lease (the “Lease”) dated as of , 20 , with Landlord for certain premises (the “Premises”) in a building (the “Building”) located at , as more particularly described !n the Lease.

B.	Ground Lessor and Landlord entered into the unsubordinated Ground Lease (Phase III) (the “Ground Lease”) dated as of July 16, 2003, a Memorandum of Ground Lease for which was recorded in the land records of Montgomery County, Maryland, in Liber 25273, folio 605, for the lease of certain land (the “Land”) described in Exhibit A attached hereto and made a part hereof, on which Landlord has erected the Building.

C.	If an Event of Default as defined in and under the Ground Lease shall occur, Ground Lessor has the right, among others, to terminate the Ground Lease.

D.	Landlord and Subtenant have requested that Ground Lessor enter into this Agreement to set forth the understandings of the parties with respect to the Lease upon the occurrence of an Event of Default under the Ground Lease.
     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	Confirmation of Subordination. The Lease is and shall be subject and subordinate to the Ground Lease and to all renewals, modifications, replacements, amendments and extensions, thereof.

2.	Attornment. Subtenant agrees that it will attorn to and recognize Ground Lessor or any transferee that acquires the Building and the Premises therein by deed in lieu of termination of the Ground Lease or otherwise, and the successors and assigns of such entity or entities, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Subtenant agrees, however, to execute and deliver upon the request of Ground Lessor a certificate to confirm (i) Subtenant’s attornment hereunder; (ii) that the Lease is in full force and effect; (iii) the date through which rentals have been paid; (iv) any amendments or modifications to the Lease; (v) that, to the best knowledge of Subtenant, no default, or state of facts, which with the passage of time or notice would constitute a default, exists on the part of either party to the Lease, or if such default or state of facts exists, the nature thereof.

3.	Nondisturbance. If Ground Lessor elects to terminate the Ground Lease, Ground Lessor will not terminate the Lease nor join Subtenant in summary proceedings so long as no Event of Default (as defined in the Lease) of Subtenant shall have occurred.

4.	Conditions of Ground Lessor’s Recognition of Lease. If Ground Lessor or its successor or assignee succeeds to the interest of Landlord under the Lease, Ground Lessor or such successor or assignee shall recognize the Lease but shall not be:
          (i) liable for any act or omission of any prior landlord (including Landlord); provided that nothing herein shall relieve Ground Lessor or such successor or assignee as to Landlord’s obligations under the Lease for any condition that continues following the date Ground Lessor or such successor or assignee takes possession of the Land and the Building provided that Subtenant has notified Ground Lessor in writing of such condition prior to the date Ground Lessor succeeds to the interest of Landlord under the Lease;
          (ii) liable for the return of any security deposit except to the extent delivered to Ground Lessor or such successor or assignee;
          (iii) subject to any offsets or defenses which Subtenant might have against any prior landlord (including Landlord);
          (iv) bound by any rent or additional rent which Subtenant might have paid for more than the then current month to any prior landlord (including Landlord);
          (v) bound by any amendment or modification of the Lease made without Ground Lessor’s consent, except any such amendment or modification made pursuant to an option contained in the Lease;
          (vi) bound by any obligation to perform any work or to make improvements to the Premises; or
          (vii) bound by or deemed to have assumed any liability for any judgment against the leasehold estate of Landlord.
     5. Notices of Default. Subtenant shall give Ground Lessor at the address noted herein a copy of any notice of default under the Lease at the same time such notice is given to Landlord. If Landlord fails to cure such default within the time provided in the Lease, Subtenant shall not terminate the Lease but shall give Ground Lessor an additional thirty (30) days within which to cure such default. If such default cannot be cured within said sixty-day period, then Subtenant shall grant to Ground Lessor such additional time (up to sixty (60) days in the aggregate) as may be necessary if Ground Lessor has commenced and is diligently pursuing to cure such default (including, but not limited to, commencement of termination proceedings, if Ground Lessor deems it necessary to effect such cure). It is expressly understood that the Ground Lessor’s right to cure any default shall not be deemed to create any obligation on Ground Lessor’s part to do so.
     6. Modifications Only in Writing. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, oral or written, with respect thereto. This Agreement may be modified only by an agreement in writing signed by the parties hereto or their respective successors in interest.
     7. Satisfaction of Conditions. This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement by Ground Lessor. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Ground Lessor, the terms and provisions hereof shall be controlling.

     8. Notices. Unless otherwise expressly permitted by the terms of this Agreement, all notices, consents, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand personally to the addressee or sent overnight by a nationally recognized air carrier, and if directed to Ground Lessor, addressed to:
Mr. David M. McDonough
Senior Director Development Oversight
Johns Hopkins University Real Estate
1101 East 33rd Street, Suite E100
Baltimore, MD 21218
Johns Hopkins University Real Estate
1101 East 33rd Street
Baltimore, MD 21218
Attention: Leasing Manager
with a copy to:
Patricia L. Friend, Esquire
Senior Associate General Counsel
Johns Hopkins University
3400 North Charles Street
113 Garland Hall
Baltimore, MD 21218-2688
and
     if directed to Landlord, addressed to:
MCC3, LLC
c/o Jones Lang LaSalle Americas, Inc.
1717 Pennsylvania Avenue, NW, Suite 1000
Washington, DC 20006
Attention: Chief Investment Officer
with copies to:
Jones Lang LaSalle Americas, Inc.
One Post Office Square
Boston, MA 02109
Attention: Chief Financial Officer
and with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, DC 20006
Attention: Allen H. Fox, Esq.
and
New Boston Fund, Inc.
60 State Street, Suite 1500
Boston, MA 02109
Attention: Jerome L. Rappaport, Jr.

and
     if directed to Subtenant, addressed to:
with a copy to:
or to such other address as last designated by a party by notice in writing to the other parties hereto.
     9. Ground Lease Covenants. Subtenant acknowledges that Article XIV of the Ground Lease requires that the following sections of the Ground Lease are covenants that run with the land and are binding on Landlord and Subtenant:
     14.2 Permitted Subleases. [Landlord] shall give [Ground Lessor] ten (10) days’ advance written notice of the identity of any proposed Subtenant before entering into a Sublease with such Subtenant. [Landlord] shall have the right to sublease all or any portions of the Improvements without [Ground Lessor]’s prior approval to one or more Subtenants provided that (i) the Subtenant is not a Prohibited Person and (ii) the uses permitted under the Sublease to such Subtenant comply with the requirements of applicable zoning and land use ordinances and regulations, covenants, conditions, and restrictions of record, including, without limitation, the Estoppel and the Campus CC&Rs (collectively, “Land Use Restrictions”) as such Land Use Restrictions are in effect as of the date hereof, unless subsequent land use ordinances and regulations are more restrictive, in which case the more restrictive land use ordinances and regulations shall become applicable to the uses permitted under this Lease, subject to permitted exemptions and grandfather provisions allowing the continuation of existing uses. If after the date hereof, land use ordinances and regulations become more permissive as to permitted uses, such more permissive land use ordinances and regulations shall not be applicable to the uses permitted under this Lease to the extent they are more permissive until [Ground Lessor] and [Landlord] shall have specifically agreed in writing that the more permissive land use ordinances and regulations will be applicable. [Landlord] shall deliver a photocopy of each executed Sublease to [Ground Lessor] within thirty (30) business days following execution of the same.
     14.3 [Ground Lessor] Approval. If [Landlord] desires to determine whether [Ground Lessor] would object to a Subtenant because [Ground Lessor] believes that the Subtenant is a Prohibited Person, [Landlord] may, if it so elects, give [Ground Lessor] prior written notice of the identity of the Person with which [Landlord] contemplates entering into a Sublease together with comprehensive information regarding such Person in reasonable detail sufficient to assess whether such Person is a Prohibited Person in accordance with this Article XIV. [Landlord]’s notice to [Ground Lessor] shall, on the face of the envelope and on the top of the first page of the notice, state the following in all capital letters: “PROHIBITED PERSON NOTICE UNDER SECTION 14.3 OF THE PHASE III GROUND LEASE, MONTGOMERY COUNTY CAMPUS. APPROVAL DEEMED GIVEN IF OBJECTION IS NOT MADE IN WRITING WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE.” [Ground Lessor] will then advise [Landlord] in writing within ten (10) business days as to whether it objects to the proposed Subtenant in question, stating in reasonable detail the grounds for [Ground Lessor]’s objection. Each Subtenant under a proposed Sublease delivered to [Ground Lessor] shall be deemed approved unless [Ground Lessor] advises [Landlord] of [Ground Lessor’]s objection to the Subtenant under such Sublease within the aforesaid period following receipt of the same. If [Ground Lessor] timely objects in writing to any proposed Subtenant as herein provided, and [Landlord] disagrees with [Ground Lessor’s objection, then representatives of [Ground Lessor] and [Landlord] shall meet to discuss the reasons for [Ground Lessor’s objection and why [Landlord] believes such objection is not justified.
     14.4 Prohibited Persons. For purposes hereof, “Prohibited Person” shall mean a Person: (a) that is generally known to the public to engage directly in: (i) the manufacture or sale of consumer products (such as, without limitation, alcoholic beverages, tobacco products, or weapons, but not including drugs sold over the counter or by medical prescription) recognized as hazardous to human health by federal or Maryland state governmental authorities, (ii) the publication, manufacture, sale, distribution, promotion or purveyance of pornographic material, or (iii) gambling; or (b) who or which (including any member of an entity’s executive management in the course of employment) has been convicted within the ten (10) year period preceding the date of this Lease of any violation of law that constitutes a felony; or (c) which is a university or college (or any Affiliate thereof) other than [Ground Lessor] or a college or university which is an Affiliate of [Ground Lessor]; or (d) engaging in a mission likely to involve activities on the MCC Land which are themselves disruptive or a direct risk to the physical security of people or property on the MCC Land. Notwithstanding the foregoing, no federal, state or local governmental entity, agency or authority (other than a college or university) shall be a “Prohibited Person” for the purposes of this Lease. Sections 14.1, 14.2, 14.3, and 14.4 shall constitute covenants that run with the Land and shall be included in the Memorandum of Lease. Sections 14.2, 14.3 and 14.4 shall be incorporated into each and every Sublease and Nondisturbance and Attornment Agreement with respect to such Sublease. Each and every Sublease shall state that the use of the premises subject to such Sublease for any of the proscribed activities shall be a default under the Sublease and cause for eviction.
     10. Headings. The headings of the sections of this Agreement are provided for convenience of reference only and shall not be considered in construing this Agreement.
     11. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their permitted successors and assigns.
     12. Invalidity of Provisions. If any provision in this Agreement shall be declared invalid by the final and nonappealable order, decree or judgment of any court, this Agreement shall be construed as if it did not contain such provision; provided that such construction does not substantially alter the material benefits and burdens of the respective parties as set forth in this Agreement.
     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
     14. Exculpation. If Subtenant obtains a judgment against Ground Lessor due to a default or other breach of any covenant or other obligation on Ground Lessor’s part to be performed under this Agreement, Subtenant agrees to look solely to the estate of Ground Lessor in the Land and the Building plus the rents, income condemnation awards, and insurance and sales proceeds arising therefrom, including without limitation, rent and other sums due from other subtenants, and no other lands, estates, assets or other real or personal property of Ground Lessor shall be reachable or otherwise subject to execution or other action to satisfy such judgment, except to the extent of such interests.
     15. Recordation. This Agreement shall not be recorded without the consent of Landlord. Subtenant shall pay the costs of any fees or taxes in connection with the recordation of this Agreement and shall execute and deliver documentation necessary to remove this Agreement from the land records upon the expiration or earlier termination of the Lease.

     16. Waiver of Jury Trial. GROUND LESSOR, LANDLORD, AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR ON ANY COUNTERCLAIM IN RESPECT THEREOF ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT OR THE LEASE, THE RELATIONSHIP OF GROUND LESSOR, LANDLORD, AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE LAND AND THE BUILDING, AND/OR ANY CLAIM OF INJURY OR DAMAGE UNDER THIS AGREEMENT OR THE LEASE.
     17. Time of the Essence. Time is of the essence under this Agreement.
     18. Governing Law. This Agreement shall be construed, interpreted and enforced according to the laws of the State of Maryland, without regard to principles of conflict of laws.
     IN WITNESS WHEREOF, this Nondisturbance and Attornment Agreement has been executed as of the date first above-written.

GROUND LESSOR:

WITNESS OR ATTEST:	JOHNS HOPKINS UNIVERSITY

	By:	[SEAL]

Name:
Title:

LANDLORD:

WITNESS OR ATTEST:	MCC3, LLC, a Delaware limited liability company

By: Spaulding and Slye MCC3, LLC, Manager

By: Spaulding and Slye Holdings LLC, Manager

	By:	[SEAL]

Name:
Title:

SUBTENANT:

WITNESS OR ATTEST:	VANDA PHARMACEUTICALS, INC., a Delaware corporation

	By:	[SEAL]

Name:
Title: